                                                               Filed Pursuant to
                                                          Rule 424(b)(3) and (c)
                                                              File No. 333-41111

                 PROSPECTUS SUPPLEMENT NO. 4 DATED JUNE 22, 1998
                       TO PROSPECTUS DATED APRIL 30, 1998

                                 PETSMART, INC.
                                  $200,000,000
                 6-3/4% Convertible Subordinated Notes due 2004
                                       and
             Shares of Common Stock Issuable Upon Conversion thereof

         This Prospectus Supplement should be read in conjunction with the Prospectus dated April 30, 1998 (the "Prospectus"). The table on pages 37 and 38 of the Prospectus setting forth information concerning the Selling Securityholders is superseded by the following table:

                             SELLING SECURITYHOLDERS

         The following table sets forth the names of the Selling Securityholders, the number of shares of Common Stock owned by each of them as of the date of this supplement and the principal amount of Notes and number of Conversion Shares which may be offered pursuant to this Prospectus. The information is based upon information provided by or on behalf of the Selling Securityholders. The Selling Securityholders may offer all, some or none of their Notes or Conversion Shares.

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                           Name                   Principal Amount        Principal Amount        Common Stock        Common Stock
                                                   of Notes Owned             of Notes             Owned Prior       Offered Hereby
                                                Prior to Offering(1)       Offered Hereby       to Offering(1)(2)
-----------------------------------------------------------------------------------------------------------------------------------
Alpine Associates ..........................        5,250,000               5,250,000                         0                  0

Argent Classic Convertible Arbitrage               10,750,000              10,750,000                         0                  0
   Fund (Bermuda), Ltd. ....................

Argent Convertible Arbitrage                          250,000                 250,000                         0                  0
   Fund Ltd. ...............................

Bank of America Pension Plan ...............        2,000,000               2,000,000                         0                  0

California PERS ............................        2,500,000               2,500,000                         0                  0

Canadian Imperial Holdings, Inc. ...........        4,000,000               4,000,000                         0                  0

Continental Assurance Company on behalf of          2,850,000               2,850,000                         0                  0
   its Separate Account (E).................

Commonwealth Life Insurance
   Company .................................        2,750,000               2,750,000                         0                  0

Cramblit & Carney Incorporated .............        3,441,000               3,441,000                   126,500                  0

Credit Suisse First Boston Corporation......        5,174,000               5,174,000                         0                  0

Daniel H. Renberg and                                 675,000                 675,000                   111,900                  0


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
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                           Name                   Principal Amount        Principal Amount        Common Stock        Common Stock
                                                   of Notes Owned             of Notes             Owned Prior       Offered Hereby
                                                Prior to Offering(1)       Offered Hereby       to Offering(1)(2)
-----------------------------------------------------------------------------------------------------------------------------------
   Associates, Inc. ....................

Dean Witter Convertible Securities                  4,500,000               4,500,000                         0                  0
   Trust ...............................

Dean Witter Income Builder                          3,800,000               3,800,000                         0                  0
   Fund ................................

Dean Witter Variable Income                           400,000                 400,000                         0                  0
   Builder Fund ........................

Donaldson, Lufkin & Jenrette                       10,420,000              10,420,000                         0                  0
   Securities Corporation (3) ..........

Forest Convertible Opportunity                        157,000                 157,000                         0                  0
   Fund ................................

Forest Fulcrum Fund, LP ................            1,721,000               1,721,000                         0                  0

Forest Global Convert Fund                            100,000                 100,000                         0                  0
   Ser A-1 .............................

Forest Global Convert Fund                            586,000                 586,000                         0                  0
   Ser A-5 .............................

Forest Global Convert Fund                            252,000                 252,000                         0                  0
   Ser B-1 .............................

Forest Global Convert Fund                            150,000                 150,000                         0                  0
   Ser B-2 .............................

Forest Global Convert Fund                             50,000                  50,000                         0                  0
   Ser B-3 .............................

Forest Global Convert Fund                            225,000                 225,000                         0                  0
   Ser B-5 .............................

Forest Performance Fund ................              271,000                 271,000                         0                  0

Forest Performance Greyhound ...........              220,000                 220,000                         0                  0

Forum Capital Markets LP ...............              750,000                 750,000                         0                  0

Fox Family Foundation ..................              150,000                 150,000                         0                  0

Fox Family Portfolio Partnership .......              400,000                 400,000                         0                  0

GPZ Trading ............................            2,000,000               2,000,000                       453                  0

Hamilton Partners Limited ..............            9,250,000               9,250,000                         0                  0

Highbridge Capital Corporation .........              500,000                 500,000                         0                  0

HSBC Securities Inc. ...................            2,200,000               2,200,000                         0                  0

KA Management Ltd. .....................              920,472                 920,472                         0                  0

KA Trading L.P. ........................              229,528                 229,528                         0                  0

LDG Limited ............................              300,000                 300,000                         0                  0

LLT Limited ............................            1,440,000               1,440,000                         0                  0

McMahan Securities                                  1,000,000               1,000,000                         0                  0
   Company, L.P. .......................

The Minnesota Mutual Life                             565,000                 565,000                         0                  0
   Insurance Company ...................


                                       2.
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
-----------------------------------------------------------------------------------------------------------------------------------
                           Name                   Principal Amount        Principal Amount        Common Stock        Common Stock
                                                   of Notes Owned             of Notes             Owned Prior       Offered Hereby
                                                Prior to Offering(1)       Offered Hereby       to Offering(1)(2)
-----------------------------------------------------------------------------------------------------------------------------------
Newport Falcon Fund III Ltd. ...........            1,000,000               1,000,000                         0                  0


Nomura International Trust                          3,550,000               3,550,000                         0                  0
   Company..............................

Orrington International Fund Ltd. ......              140,000                 140,000                         0                  0

Orrington Investments Limited                         260,000                 260,000                         0                  0
   Partnership .........................

Paloma Securities L.L.C. ...............            3,150,000               3,150,000                         0                  0

Pentium Fund LTD........................              500,000                 500,000                         0                  0

Phoenix Capital Offshore                              500,000                 500,000                         0                  0
   Fund Ltd. ...........................

Pillar Equity Income Fund ..............              500,000                 500,000                         0                  0

Silverado Arbitrage Trading Limited.....            2,000,000               2,000,000                         0                  0

Silverton International Fund                        2,100,000               2,100,000                         0                  0
   Limited .............................

Societe Generale Securities                         5,336,000               5,336,000                         0                  0
   Corp. ...............................

South Dakota Retirement System .........            1,000,000               1,000,000                         0                  0

Southport Management                                3,000,000               3,000,000                         0                  0
   Partners L.P. .......................

Southport Partners International                    2,000,000               2,000,000                         0                  0
   LTD .................................

St. Albans Partners Ltd. ...............            1,000,000               1,000,000                         0                  0

TQA Arbitrage Fund, L.P. ...............              550,000                 550,000                         0                  0

TQA Leverage Fund, L.P. ................            1,000,000               1,000,000                         0                  0

TQA Vantage Fund, Ltd. .................              750,000                 750,000                         0                  0

TQA Vantage Plus, Ltd...................              400,000                 400,000                         0                  0

Yield Strategies Fund II, LP                        1,000,000               1,000,000                         0                  0

TOTAL...................................         $111,933,000            $111,933,000                   238,853                  0
                                                 ------------            ------------

---------------

(1) Beneficial ownership is determined in accordance with the Rule of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes Conversion Shares based on a conversion price of $8.75 per share and a cash payment in lieu of any fractional interest.


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(3) Securities are held by the Placement Agent of the original offering of the
    Notes.

      Because the Selling Securityholders may offer all or some of the Notes that they hold and/or Conversion Shares pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Notes or Conversion Shares by the Selling Securityholders, no estimate can be given as to the principal amount of Notes or Conversion of Shares that will be held by the Selling Securityholders after completion of this offering.


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